                                                                    EXHIBIT 21.1

                         POLO RALPH LAUREN CORPORATION

                            SIGNIFICANT SUBSIDIARIES

     All the significant subsidiaries are wholly-owned by Polo Ralph Lauren Corporation and/or one or more of its wholly-owned subsidiaries.

                                                              JURISDICTION IN
NAME                                                          WHICH ORGANIZED
----                                                          ---------------
Fashions Outlet of America, Inc. ...........................    Delaware
PRL USA Holdings, Inc. .....................................    Delaware
PRL International, Inc. ....................................    Delaware
Acqui Polo, C.V. ...........................................   Netherlands